Exhibit 99.1
VERITEX HOLDINGS, INC. REPORTS SECOND QUARTER OPERATING RESULTS

Dallas, TX — July 27, 2022 —Veritex Holdings, Inc. (“Veritex”, the “Company”, “we” or “our”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the quarter ended June 30, 2022.
“The second quarter of 2022 was another exceptional quarter for our Company, reporting 1.76% in PTPP operating return,” said President and CEO, C. Malcolm C. Holland, III. “We have remained and will remain focused on the positive momentum we have created by investing in talent and focus on scale in two of the strongest and most resilient markets in the U.S.”

	Quarter to Date		Year to Date
Financial Highlights	Q2 2022	Q1 2022	Q2 2022	Q2 2021
	(Dollars in thousands, except per share data) (unaudited)
GAAP
Net income	$29,626	$33,470	$63,096	$61,243
Diluted EPS	0.54	0.65	1.19	1.22
Book value per common share	26.50	26.86	26.50	25.72
Return on average assets[2]	1.11%	1.36%	1.23%	1.35%
Efficiency ratio	50.76	52.84	51.76	51.01
Return on average equity[2]	8.21	10.00	9.07	9.96
Non-GAAP[1]
Operating earnings	$29,855	$34,014	$63,869	$62,165
Diluted operating EPS	0.55	0.66	1.20	1.24
Tangible book value per common share	18.20	18.51	18.20	17.16
Pre-tax, pre-provision operating earnings	47,000	42,265	89,265	78,707
Pre-tax, pre-provision operating return on average assets[2]	1.76%	1.71%	1.74%	1.74%
Operating return on average assets[2]	1.12	1.38	1.24	1.37
Operating efficiency ratio	50.45	52.05	51.22	50.62
Return on average tangible common equity[2]	12.68	15.84	14.17	16.15
Operating return on average tangible common equity[2]	12.77	16.08	14.34	16.38
1 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of these non-generally accepted accounting principles (“”GAAP”) financial measures to their most directly comparable GAAP measures.
2 Annualized ratio.

Other Second Quarter Highlights

•Pre-tax, pre-provision operating return on average assets increased 5 bps from the first quarter of 2022 to 1.76%;
•Non-performing assets (“NPAs”) to total assets decreased to 0.40%, or 6 bps from March 31, 2022, and decreased to 0.40% or 45 bps from June 30, 2021, respectively;
•Net charge-offs to average loans outstanding of 1 basis point for the second quarter of 2022;
•Net interest margin increased to 3.42%, up 20 basis points from the first quarter of 2022;
•Total loans held for investment (“LHI”), excluding mortgage warehouse (“MW”) and paycheck protection program (“PPP”) loans, grew $790.4 million, or 44.4% annualized, during the three months ended June 30, 2022 from $7.1 billion at the end of the first quarter of 2022;
•Total deposits grew $628.1 million, or 31.8% annualized, during the three months ended June 30, 2022 from $7.9 billion at the end of the first quarter of 2022; and
•Declared quarterly cash dividend of $0.20 per share of outstanding common stock payable on August 26, 2022.

Results of Operations for the Three Months Ended June 30, 2022
Net Interest Income
For the three months ended June 30, 2022, net interest income before provision for credit losses was $84.5 million and net interest margin was 3.42% compared to $73.0 million and 3.22%, respectively, for the three months ended March 31, 2022. The $11.4 million increase in net interest income before provision for credit losses was primarily due to a $10.7 million increase in interest income on loans driven by an increase in average balances and loan yields during the three months ended June 30, 2022. Net interest margin increased 20 basis points compared to the three months ended March 31, 2022, primarily due to the increase in yields earned on loans during three months ended June 30, 2022.
Compared to the three months ended June 30, 2021, net interest income before provision for credit losses for the three months ended June 30, 2022 increased by $17.3 million, or 25.8%. The increase was primarily due to a $14.4 million increase in interest income on loans driven by an increase in average balances. The average cost of interest-bearing deposits increased 8 basis points to 0.43% for the three months ended June 30, 2022 from 0.35% for the three months ended June 30, 2021.

Noninterest Income
Noninterest income for the three months ended June 30, 2022 was $10.4 million, a decrease of $4.7 million, or 31.3%, compared to the three months ended March 31, 2022. The decrease was primarily due to a $4.1 million decrease in government guaranteed loan income, net.
Compared to the three months ended June 30, 2021, noninterest income for the three months ended June 30, 2022 decreased by $2.1 million, or 16.7%. The decrease was primarily due to a $2.7 million decrease in government guaranteed loan income, net.

Noninterest Expense
Noninterest expense was $48.2 million for the three months ended June 30, 2022, compared to $46.6 million for the three months ended March 31, 2022, an increase of $1.6 million, or 3.4%. This increase was primarily due to a $1.1 million increase in marketing expenses.
Compared to the three months ended June 30, 2021, noninterest expense for the three months ended June 30, 2022 increased by $6.4 million, or 15.4%. The increase was primarily driven by a $3.5 million increase in salaries and employee benefits as a result of a $3.3 million increase in salaries resulting from continued investment in talent.

Financial Condition
Total LHI, excluding MW and PPP loans, were $7.9 billion at June 30, 2022, an increase of $790.4 million, or 44.4% annualized, compared to March 31, 2022. The increase was the result of the continued execution, and success of our loan growth strategy, including our investment in talent.
Total deposits were $8.5 billion at June 30, 2022, an increase of $628.1 million, or 31.8% annualized, compared to March 31, 2022. The increase was primarily the result of an increase of $319.0 million in interest-bearing transaction and savings deposits, an increase of $181.9 million in noninterest-bearing demand deposits, and an increase of $127.2 million in certificates and other time deposits.

Asset Quality
Nonperforming assets totaled $45.0 million, or 0.40% of total assets at June 30, 2022, compared to $48.0 million, or 0.46% of total assets at March 31, 2022. The Company had net charge-offs of $909 thousand for the quarter, which were fully reserved against in prior quarters under our allowance for credit loss (“ACL”) model.
The Company recorded a provision for credit losses of $9.0 million for the three months ended June 30, 2022, a $500 thousand benefit for credit losses for the three months ended March 31, 2022 and no provision for credit losses for the three months ended June 30, 2021. The recorded provision for credit losses for the three months ended June 30, 2022, compared to the three months ended March 31, 2022, was primarily attributable to an increase in general reserves as a result of loan growth. For the three months ended June 30, 2022, we recorded no provision for unfunded commitments, which was attributable to stable unfunded balances. ACL as a percentage of LHI, excluding MW and PPP loans, was 1.02%, 1.02% and 1.59% at June 30, 2022, March 31, 2022 and June 30, 2021, respectively.

Dividend Information

On July 27, 2022, Veritex’s Board of Directors declared a quarterly cash dividend of $0.20 per share on its outstanding shares of common stock. The dividend will be paid on or after August 26, 2022 to stockholders of record as of the close of business on August 12, 2022.

Non-GAAP Financial Measures
Veritex’s management uses certain non-GAAP (U.S. generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value per common share, operating earnings, tangible common equity to tangible assets, return on average tangible common equity, pre-tax, pre-provision operating earnings, pre-tax, pre-provision operating return on average assets, diluted operating earnings per share, operating return on average assets, operating return on average tangible common equity and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.
Conference Call
The Company will host an investor conference call and webcast to review the results on Wednesday, July 27, 2022, at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/mmc/p/r7rx63qg and will receive a unique PIN, which can be used when dialing in for the call.

Participants may also register via teleconference at:
https://register.vevent.com/register/BI70101fb149e640b7a111c50ba9b1bef1. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are instructed to dial-in 15 minutes prior to the start time.

A replay will be available within approximately two hours after the completion of the call, and made accessible for one week. You may access the replay via webcast through the investor relations section of Veritex’s website.

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media and Investor Relations:
investorrelations@veritexbank.com
Forward-Looking Statements
This earnings release includes “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors, which change over time and are beyond our control, that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to Veritex Holdings, Inc.’s (“Veritex”) proposed acquisition of interLINK, including the expected timing of the completion of the acquisition, the ability to complete the acquisition, the ability to obtain any required regulatory or other approvals, authorizations or consents in connection with the acquisition, disruption from the acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom Veritex or interLINK have business relationships, diversion of management time on acquisition-related issues, the reaction to the acquisition of the companies’ customers, employees and counterparties, any statements regarding the plans and objectives of management for future operations, products or services arising from the acquisition, including integration plans, and the treatment of certain deposits via interLINK as not being brokered deposits for any supervisory purpose; the expected payment date of Veritex’s quarterly cash dividend; the impact of certain changes in Veritex’s accounting policies, standards and interpretations; the effects of the COVID-19 pandemic and actions taken in response thereto; and Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “seeks,” “targets,” “outlooks,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2021 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
	(Dollars and shares in thousands)
Per Share Data (Common Stock):
Basic EPS	$0.55	$0.66	$0.84	$0.75	$0.60	$1.21	$1.24
Diluted EPS	0.54	0.65	0.82	0.73	0.59	1.19	1.22
Book value per common share	26.50	26.86	26.64	26.09	25.72	26.50	25.72
Tangible book value per common share[1]	18.20	18.51	17.49	17.53	17.16	18.20	17.16
Dividends paid per common share outstanding[2]	0.20	0.20	0.20	0.20	0.20	0.40	0.37

Common Stock Data:
Shares outstanding at period end	53,951	53,907	49,372	49,229	49,498	53,951	49,498
Weighted average basic shares outstanding for the period	53,949	50,695	49,329	49,423	49,476	52,331	49,435
Weighted average diluted shares outstanding for the period	54,646	51,571	50,441	50,306	50,331	53,121	50,187

Summary of Credit Ratios:
ACL to total LHI, excluding MW and PPP loans	1.02%	1.02%	1.15%	1.42%	1.59%	1.02%	1.59%
NPAs to total assets	0.40	0.46	0.51	0.77	0.85	0.40	0.85
Net charge-offs to average loans outstanding	0.01	0.07	0.19	0.09	0.09	0.08	0.09

Summary Performance Ratios:
Return on average assets[3]	1.11	1.36	1.68	1.56	1.27	1.23	1.35
Return on average equity[3]	8.21	10.00	12.65	11.32	9.42	9.07	9.96
Return on average tangible common equity[1,3]	12.68	15.84	20.06	17.72	15.18	14.17	16.15
Efficiency ratio	50.76	52.84	48.53	47.55	52.42	51.76	51.01
Net interest margin	3.42	3.22	3.37	3.26	3.11	3.32	3.16

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.55	$0.66	$0.84	$0.70	$0.60	$1.20	$1.24
Pre-tax, pre-provision operating return on average assets[1,2]	1.76%	1.71%	1.97%	1.85%	1.66%	1.74%	1.74%
Operating return on average assets[1,3]	1.12	1.38	1.72	1.48	1.29	1.24	1.37
Operating return on average tangible common equity[1,3]	12.77	16.08	20.48	16.92	15.42	14.34	16.38
Operating efficiency ratio[1]	50.45	52.05	47.64	48.51	51.63	51.22	50.62

Veritex Holdings, Inc. Capital Ratios:
Average stockholders' equity to average total assets	13.51%	13.58%	13.30%	13.75%	13.46%	13.54%	13.57%
Tangible common equity to tangible assets[1]	9.04	9.98	9.28	9.43	9.51	9.04	9.51
Tier 1 capital to average assets (leverage)	10.14	10.66	9.05	9.54	9.38	10.14	9.38
Common equity tier 1 capital	9.25	9.84	8.58	8.75	9.03	9.25	9.03
Tier 1 capital to risk-weighted assets	9.52	10.14	8.89	9.06	9.36	9.52	9.36
Total capital to risk-weighted assets	11.95	12.73	11.60	12.31	12.86	11.95	12.86

1Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” after the financial highlights for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2Dividend amount represents dividend paid per common share subsequent to each respective quarter end.
3Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands)

	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$410,716	$551,573	$379,784	$229,712	$390,027
Debt Securities	1,354,403	1,244,514	1,052,494	1,103,745	1,125,877
Other investments	202,685	188,699	190,591	191,786	87,558

Loans held for sale	14,210	18,721	26,007	18,896	12,065
LHI, PPP loans, carried at fair value	7,339	18,512	53,369	135,842	291,401
LHI, MW	629,291	542,877	565,645	615,045	559,939
LHI, excluding MW and PPP	7,915,792	7,125,429	6,766,009	6,615,905	6,272,087
Total loans	8,566,632	7,705,539	7,411,030	7,385,688	7,135,492
ACL	(80,576)	(72,485)	(77,754)	(93,771)	(99,543)
Bank-owned life insurance	84,097	83,641	83,194	83,781	83,304
Bank premises, furniture and equipment, net	108,769	109,138	109,271	116,063	123,504
Other real estate owned (“OREO”)	1,032	1,062	—	—	2,467
Intangible assets, net of accumulated amortization	59,011	63,986	66,017	54,682	57,143
Goodwill	404,452	404,452	403,771	370,840	370,840
Other assets	193,590	173,561	138,851	129,774	72,856
Total assets	$11,304,811	$10,453,680	$9,757,249	$9,572,300	$9,349,525
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$2,947,830	$2,765,895	$2,510,723	$2,302,925	$2,388,068
Interest-bearing transaction and savings deposits	4,007,250	3,688,292	3,276,312	3,228,306	3,112,974
Certificates and other time deposits	1,562,626	1,435,409	1,576,580	1,647,521	1,477,860
Total deposits	8,517,706	7,889,596	7,363,615	7,178,752	6,978,902
Accounts payable and other liabilities	126,116	105,552	69,160	66,571	55,499
Advances from Federal Home Loan Bank (“FHLB”)	1,000,000	777,522	777,562	777,601	777,640
Subordinated debentures and subordinated notes	228,272	228,018	227,764	262,761	262,766
Securities sold under agreements to repurchase	3,275	4,996	4,069	2,455	1,811
Total liabilities	9,875,369	9,005,684	8,442,170	8,288,140	8,076,618
Commitments and contingencies
Stockholders’ equity:
Common stock	606	605	560	559	558
Additional paid-in capital	1,300,170	1,297,161	1,142,758	1,137,889	1,134,603
Retained earnings	317,664	298,830	275,273	243,633	216,704
Accumulated other comprehensive (loss) income	(21,416)	18,982	64,070	69,661	77,189
Treasury stock	(167,582)	(167,582)	(167,582)	(167,582)	(156,147)
Total stockholders’ equity	1,429,442	1,447,996	1,315,079	1,284,160	1,272,907
Total liabilities and stockholders’ equity	$11,304,811	$10,453,680	$9,757,249	$9,572,300	$9,349,525

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands, except per share data)

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Interest income:
Loans, including fees	$82,191	$71,443	$74,174	$71,139	$67,814	$153,634	$135,213
Debt securities	9,632	7,762	9,553	7,613	7,529	17,394	14,966
Deposits in financial institutions and Fed Funds sold	714	262	165	130	167	976	294
Equity securities and other investments	1,057	910	1,004	898	672	1,967	1,335
Total interest income	93,594	80,377	84,896	79,780	76,182	173,971	151,808
Interest expense:
Transaction and savings deposits	4,094	1,751	1,629	1,588	1,661	5,845	3,641
Certificates and other time deposits	1,465	1,380	1,661	1,934	2,423	2,845	5,484
Advances from FHLB	834	1,547	1,847	1,848	1,829	2,381	3,641
Subordinated debentures and subordinated notes	2,721	2,659	3,018	3,134	3,138	5,380	6,276
Total interest expense	9,114	7,337	8,155	8,504	9,051	16,451	19,042
Net interest income	84,480	73,040	76,741	71,276	67,131	157,520	132,766
Provision (benefit) for credit losses	9,000	(500)	(3,349)	—	—	8,500	—
Provision (benefit) for unfunded commitments	—	493	(1,040)	(448)	577	493	7
Net interest income after provisions	75,480	73,047	81,130	71,724	66,554	148,527	132,759
Noninterest income:
Service charges and fees on deposit accounts	5,039	4,710	4,782	4,484	3,847	9,749	7,476
Loan fees	2,385	2,794	2,697	1,746	1,823	5,179	3,164
Loss on sales of investment securities	—	—	—	(188)	—	—	—
Gain on sales of mortgage loans held for sale	223	307	293	407	385	530	892
Government guaranteed loan income, net	789	4,891	3,423	2,341	3,448	5,680	9,996
Equity method investment income	966	367	1,238	4,522	—	1,333	—
Other	976	2,028	3,717	2,315	2,953	3,004	5,100
Total noninterest income	10,378	15,097	16,150	15,627	12,456	25,475	26,628
Noninterest expense:
Salaries and employee benefits	26,924	27,513	25,401	22,964	23,451	54,437	46,383
Occupancy and equipment	4,496	4,517	4,398	4,536	4,233	9,013	8,329
Professional and regulatory fees	2,865	3,158	3,017	3,401	3,086	6,023	6,527
Data processing and software expense	3,386	2,921	2,597	2,494	2,536	6,307	4,855
Marketing	2,306	1,187	1,443	1,151	1,841	3,493	2,750
Amortization of intangibles	2,495	2,495	2,494	2,509	2,517	4,990	5,054
Telephone and communications	352	385	380	380	337	737	674
Merger and acquisition (“M&A”) expense	295	700	826	—	—	995	—
Other	5,034	3,696	4,521	3,886	3,716	8,730	6,742
Total noninterest expense	48,153	46,572	45,077	41,321	41,717	94,725	81,314
Income before income tax expense	37,705	41,572	52,203	46,030	37,293	79,277	78,073
Income tax expense	8,079	8,102	10,697	9,195	7,837	16,181	16,830
Net income	$29,626	$33,470	$41,506	$36,835	$29,456	$63,096	$61,243
Net income available to common stockholders	$29,626	$33,470	$41,506	$36,835	$29,456	$63,096	$61,243

Basic EPS	$0.55	$0.66	$0.84	$0.75	$0.60	$1.21	$1.24
Diluted EPS	$0.54	$0.65	$0.82	$0.73	$0.59	$1.19	$1.22
Weighted average basic shares outstanding	53,949	50,695	49,329	49,423	49,476	52,331	49,435
Weighted average diluted shares outstanding	54,646	51,571	50,441	50,306	50,331	53,121	50,187

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(In thousands, expect percentages)
Assets
Interest-earning assets:
Loans[1]	$7,547,564	$78,234	4.16%	$6,872,943	$68,297	4.03%	$6,108,527	$63,427	4.16%
LHI, MW	479,187	3,929	3.29	421,680	3,069	2.95	455,334	3,476	3.06
PPP loans	11,402	28	1.00	31,335	77	1.00	364,020	911	1.00
Debt securities	1,318,502	9,632	2.93	1,140,834	7,762	2.76	1,095,678	7,529	2.76
Interest-bearing deposits in other banks	369,847	714	0.77	554,864	262	0.19	548,087	167	0.12
Equity securities and other investments	167,327	1,057	2.53	190,002	910	1.94	87,413	672	3.08
Total interest-earning assets	9,893,829	93,594	3.79	9,211,658	80,377	3.54	8,659,059	76,182	3.53
ACL	(74,268)			(77,843)			(105,050)
Noninterest-earning assets	892,102			865,107			767,270
Total assets	$10,711,663			$9,998,922			$9,321,279

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$3,770,098	$4,094	0.44%	$3,471,645	$1,751	0.20%	$3,191,405	$1,661	0.21%
Certificates and other time deposits	1,459,690	1,465	0.40	1,501,852	1,380	0.37	1,515,092	2,423	0.64
Advances from FHLB	828,769	834	0.40	777,538	1,547	0.81	777,655	1,829	0.94
Subordinated debentures and subordinated notes	232,043	2,721	4.70	231,875	2,659	4.65	264,931	3,138	4.75
Total interest-bearing liabilities	6,290,600	9,114	0.58	5,982,910	7,337	0.50	5,749,083	9,051	0.63

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,870,692			2,591,504			2,266,470
Other liabilities	102,994			67,060			51,355
Total liabilities	9,264,286			8,641,474			8,066,908
Stockholders’ equity	1,447,377			1,357,448			1,254,371
Total liabilities and stockholders’ equity	$10,711,663			$9,998,922			$9,321,279

Net interest rate spread[2]			3.21%			3.04%			2.90%
Net interest income and margin[3]		84,480	3.42%		73,040	3.22%		67,131	3.11%

1 Includes average outstanding balances of loans held for sale of $12,112, $12,769 and $14,364 for the three months ended June 30, 2022, March 31, 2022, and June 30, 2021, respectively, and average balances of LHI, excluding MW and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands except percentages)

	Six Months Ended
	June 30, 2022			June 30, 2021
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1]	$7,205,954	$146,500	4.10%	$6,003,754	$126,128	4.24%
LHI, WH	450,592	6,998	3.13	482,853	7,292	3.05
PPP loans	27,477	136	1.00	360,209	1,793	1.00
Debt securities	1,230,159	17,394	2.85	1,079,697	14,966	2.80
Interest-bearing deposits in other banks	461,844	976	0.43	445,356	294	0.13
Equity securities and other investments	178,602	1,967	2.22	87,296	1,335	3.08
Total interest-earning assets	9,554,628	173,971	3.67	8,459,165	151,808	3.62
ACL	(76,046)			(105,509)
Noninterest-earning assets	878,679			778,691
Total assets	$10,357,261			$9,132,347

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$3,621,697	$5,845	0.33%	$3,115,417	$3,641	0.24%
Certificates and other time deposits	1,480,654	2,845	0.39	1,512,479	5,484	0.73
Advances from FHLB	803,295	2,381	0.60	777,675	3,641	0.94
Subordinated debentures and subordinated notes	231,959	5,380	4.68	265,142	6,276	4.77
Total interest-bearing liabilities	6,137,605	16,451	0.54	5,670,713	19,042	0.68

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,731,869			2,168,396
Other liabilities	85,126			53,823
Total liabilities	8,954,600			7,892,932
Stockholders’ equity	1,402,661			1,239,415
Total liabilities and stockholders’ equity	$10,357,261			$9,132,347

Net interest rate spread[2]			3.13%			2.94%
Net interest income and margin[3]		$157,520	3.32%		$132,766	3.16%
1 Includes average outstanding balances of loans held for sale of $12,440 and $15,476 for the six months ended June 30, 2022 and June 30, 2021, respectively, and average balances of LHI, excluding MW and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights

Yield Trend

	For the Quarter Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Average yield on interest-earning assets:
Loans[1]	4.16%	4.03%	4.12%	4.16%	4.16%
LHI, MW	3.29	2.95	2.98	3.15	3.06
PPP loans	1.00	1.00	1.00	1.00	1.00
Debt securities	2.93	2.76	3.47	2.70	2.76
Interest-bearing deposits in other banks	0.77	0.19	0.16	0.15	0.12
Equity securities and other investments	2.53	1.94	2.09	2.13	3.08
Total interest-earning assets	3.79%	3.54%	3.72%	3.64%	3.53%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	0.44%	0.20%	0.19%	0.20%	0.21%
Certificates and other time deposits	0.40	0.37	0.41	0.50	0.64
Advances from FHLB	0.40	0.81	0.94	0.94	0.94
Subordinated debentures and subordinated notes	4.70	4.65	4.62	4.70	4.75
Total interest-bearing liabilities	0.58%	0.50%	0.54%	0.59%	0.63%

Net interest rate spread[2]	3.21%	3.04%	3.18%	3.05%	2.90%
Net interest margin[3]	3.42%	3.22%	3.37%	3.26%	3.11%
1Includes average outstanding balances of loans held for sale of $12,112, $12,769, $8,987, $8,542 and $14,364 for the three months ended June 30, 2022,      March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021, respectively, and average balances of LHI, excluding MW and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Quarter Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Average cost of interest-bearing deposits	0.43%	0.26%	0.26%	0.30%	0.35%
Average costs of total deposits, including noninterest-bearing	0.28	0.17	0.18	0.20	0.23

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

LHI and Deposit Portfolio Composition

	Jun 30, 2022		Mar 31, 2022		Dec 31, 2021		Sep 30, 2021		Jun 30, 2021
	(In thousands, expect percentages)
LHI[1]
Commercial	$2,450,403	30.9%	$2,125,900	29.8%	$2,006,876	29.6%	$1,793,740	27.1%	$1,771,100	28.2%
Real Estate:
Owner occupied commercial (“OOCRE”)	646,723	8.2	633,615	8.9	665,537	9.8	711,476	10.7	744,899	11.9
Non-owner occupied commercial (“NOOCRE”)	2,203,970	27.8	2,145,826	30.0	2,120,309	31.3	2,194,438	33.1	1,986,538	31.6
Construction and land	1,532,997	19.3	1,297,338	18.2	1,062,144	15.7	936,174	14.1	871,765	13.9
Farmland	47,319	0.6	48,095	0.7	55,827	0.8	73,550	1.1	13,661	0.2
1-4 family residential	765,260	9.6	604,408	8.5	542,566	8.0	543,518	8.2	513,635	8.2
Multi-family residential	276,632	3.5	272,250	3.8	310,241	4.6	356,885	5.4	367,445	5.9
Consumer	7,520	0.1	9,533	0.1	11,998	0.2	14,266	0.3	10,530	0.1
Total LHI	$7,930,824	100%	$7,136,965	100%	$6,775,498	100%	$6,624,047	100%	$6,279,573	100%

MW	629,291		542,877		565,645		615,045		559,939
PPP loans	7,339		18,512		53,369		135,842		291,401

Total LHI[1]	$8,567,454		$7,698,354		$7,394,512		$7,374,934		$7,130,913

Deposits
Noninterest-bearing	$2,947,830	34.6%	$2,765,895	35.1%	$2,510,723	34.1%	$2,302,925	32.1%	$2,388,068	34.1%
Interest-bearing transaction	660,557	7.8	599,580	7.6	579,408	7.9	514,537	7.2	451,307	6.5
Money market	3,217,195	37.8	2,958,790	37.5	2,568,843	34.9	2,585,926	36.0	2,539,061	36.4
Savings	129,498	1.5	129,922	1.6	128,061	1.7	127,843	1.8	122,606	1.8
Certificates and other time deposits	1,562,626	18.3	1,435,409	18.2	1,576,580	21.4	1,647,521	22.9	1,477,860	21.2
Total deposits	$8,517,706	100%	$7,889,596	100%	$7,363,615	100%	$7,178,752	100%	$6,978,902	100%

Loan to Deposit Ratio	100.6%		97.6%		100.4%		102.7%		102.2%

Loan to Deposit Ratio, excluding MW and PPP loans	93.1%		90.5%		92.0%		92.3%		90.0%

1 Total LHI does not include deferred fees of $15.0 million, $11.5 million, $9.5 million, $8.1 million and $7.5 million at June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021, respectively.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)
Asset Quality

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
	(In thousands)
NPAs:
Nonaccrual loans	$42,242	$46,680	$49,687	$72,317	$76,994	$42,242	$76,994
Accruing loans 90 or more days past due[1]	1,753	264	441	1,711	462	1,753	462
Total nonperforming loans held for investment (“NPLs”)	43,995	46,944	50,128	74,028	77,456	43,995	77,456
OREO	1,032	1,062	—	—	2,467	1,032	2,467
Total NPAs	$45,027	$48,006	$50,128	$74,028	$79,923	$45,027	$79,923

Charge-offs:
1-4 family residential	$—	$—	$—	$(64)	$(300)	$—	$(315)
OOCRE	(244)	(1,341)	(898)	(813)	(689)	(1,585)	(689)
NOOCRE	—	(553)	(7,936)	—	—	(553)	—
Commercial	(528)	(3,294)	(4,114)	(5,508)	(5,608)	(3,822)	(5,954)
Consumer	(1,091)	(134)	(44)	(17)	(20)	(1,225)	(38)
Total charge-offs	(1,863)	(5,322)	(12,992)	(6,402)	(6,617)	(7,185)	(6,996)

Recoveries:
1-4 family residential	3	—	6	26	29	3	32
OOCRE	245	—	—	—	500	245	500
NOOCRE	93	400	—	—	—	493	—
Commercial	572	144	61	596	659	716	885
Consumer	41	9	257	8	36	50	38
Total recoveries	954	553	324	630	1,224	1,507	1,455

Net charge-offs	$(909)	$(4,769)	$(12,668)	$(5,772)	$(5,393)	$(5,678)	$(5,541)

ACL	$80,576	$72,485	$77,754	$93,771	$99,543	$80,576	$99,543

Asset Quality Ratios:
NPAs to total assets	0.40%	0.46%	0.51%	0.77%	0.85%	0.40%	0.85%
NPLs to total LHI, excluding MW and PPP loans	0.55	0.66	0.74	1.12	1.23	0.55	1.23
ACL to total LHI, excluding MW and PPP loans	1.02	1.02	1.15	1.42	1.59	1.02	1.59
Net charge-offs to average loans outstanding	0.01	0.07	0.19	0.09	0.09	0.08	0.09
1 Accruing loans greater than 90 days past due exclude purchase credit deteriorated loans greater than 90 days past due that are accounted for on a pooled basis.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”), in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,429,442	$1,447,996	$1,315,079	$1,284,160	$1,272,907
Adjustments:
Goodwill	(404,452)	(404,452)	(403,771)	(370,840)	(370,840)
Core deposit intangibles	(43,122)	(45,560)	(47,998)	(50,436)	(52,873)
Tangible common equity	$981,868	$997,984	$863,310	$862,884	$849,194
Common shares outstanding	53,951	53,907	49,372	49,229	49,498

Book value per common share	$26.50	$26.86	$26.64	$26.09	$25.72
Tangible book value per common share	$18.20	$18.51	$17.49	$17.53	$17.16

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For tangible common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$1,429,442	$1,447,996	$1,315,079	$1,284,160	$1,272,907
Adjustments:
Goodwill	(404,452)	(404,452)	(403,771)	(370,840)	(370,840)
Core deposit intangibles	(43,122)	(45,560)	(47,998)	(50,436)	(52,873)
Tangible common equity	$981,868	$997,984	$863,310	$862,884	$849,194
Tangible Assets
Total assets	$11,304,811	$10,453,680	$9,757,249	$9,572,300	$9,349,525
Adjustments:
Goodwill	(404,452)	(404,452)	(403,771)	(370,840)	(370,840)
Core deposit intangibles	(43,122)	(45,560)	(47,998)	(50,436)	(52,873)
Tangible Assets	$10,857,237	$10,003,668	$9,305,480	$9,151,024	$8,925,812
Tangible Common Equity to Tangible Assets	9.04%	9.98%	9.28%	9.43%	9.51%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) net income available for common stockholders adjusted for amortization of core deposit intangibles (which we refer to as “return”) as net income, plus amortization of core deposit intangibles, less tax benefit at the statutory rate; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders adjusted for amortization of core deposit intangibles, net of taxes to net income and presents our return on average tangible common equity:

	For the Quarter Ended					For the Six Months Ended
	June 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	June 30, 2022	June 30, 2021
	(Dollars in thousands)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$29,626	$33,470	$41,506	$36,835	$29,456	$63,096	$61,243
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,438	4,876	4,885
Less: Tax benefit at the statutory rate	512	512	512	512	512	1,024	1,026
Net income available for common stockholders adjusted for amortization of core deposit intangibles	$31,552	$35,396	$43,432	$38,761	$31,382	$66,948	$65,102

Average Tangible Common Equity
Total average stockholders' equity	$1,447,377	$1,357,448	$1,301,676	$1,290,528	$1,254,371	$1,402,661	$1,239,415
Adjustments:
Average goodwill	(404,452)	(404,014)	(393,220)	(370,840)	(370,840)	(404,234)	(370,840)
Average core deposit intangibles	(44,720)	(47,158)	(49,596)	(52,043)	(54,471)	(45,932)	(55,685)
Average tangible common equity	$998,205	$906,276	$858,860	$867,645	$829,060	$952,495	$812,890
Return on Average Tangible Common Equity (Annualized)	12.68%	15.84%	20.06%	17.72%	15.18%	14.17%	16.15%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings, pre-tax, pre-provision operating earnings and the performance metrics calculated using these metrics, listed below, are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income plus severance payments, plus loss on sale of debt securities AFS, net, less Thrive PPP loan forgiveness income, plus M&A expenses, less tax impact of adjustments, plus nonrecurring tax adjustments. We calculate (b) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (c) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus provision (benefit) for credit losses and unfunded commitments. We calculate (d) pre-tax, pre-provision operating return on average assets as pre-tax, pre-provision operating earnings as described in clause (a) divided by total average assets. We calculate (e) operating return on average assets as operating earnings as described in clause (a) divided by total average assets. We calculate (f) operating return on average tangible common equity as operating earnings as described in clause (a), adjusted for the amortization of intangibles and tax benefit at the statutory rate, divided by total average tangible common equity (average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization). We calculate (g) operating efficiency ratio as non interest expense plus adjustments to operating non interest expense divided by non interest income plus adjustments to operating non interest income, plus net interest income.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating net income and pre-tax, pre-provision operating earnings and related metrics:

	For the Quarter Ended					For the Six Months Ended
	June 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	June 30, 2022	June 30, 2021
	(Dollars in thousands)
Operating Earnings
Net income	$29,626	$33,470	$41,506	$36,835	$29,456	$63,096	$61,243

Plus: Severance payments[1]	—	—	—	—	627	—	627
Plus: Loss on sale of debt securities AFS, net	—	—	—	188	—	—	—
Less: Thrive PPP loan forgiveness income[2]	—	—	—	1,912	—	—	—
Plus: M&A expenses	295	700	826	—	—	995	—
Operating pre-tax income	29,921	34,170	42,332	35,111	30,083	64,091	61,870
Less: Tax impact of adjustments	66	156	(78)	39	131	222	131
Plus: Nonrecurring tax adjustments[3]	—	—	—	—	—	—	426
Operating earnings	$29,855	$34,014	$42,410	$35,072	$29,952	$63,869	$62,165

Weighted average diluted shares outstanding	54,646	51,571	50,441	50,306	50,331	53,121	50,187
Diluted EPS	$0.54	$0.65	$0.82	$0.73	$0.59	$1.19	$1.22
Diluted operating EPS	$0.55	$0.66	$0.84	$0.70	$0.60	1.20	1.24
1 Severance payments relate to branch restructurings made during the three months ended June 30, 2021.
2 During the third quarter of 2021, Thrive’s PPP loan with another bank was 100% forgiven by the Small Business Administration. As a result of our 49% investment in Thrive, the $1.9 million represents our portion of the PPP loan forgiveness. PPP fee income is not taxable and as such has no tax impact.
3 A nonrecurring tax adjustment of $426 thousand recorded in the first quarter of 2021 was due to a true-up of a deferred tax liability.

	For the Quarter Ended					For the Six Months Ended
	June 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	June 30, 2022	June 30, 2021
	(Dollars in thousands)
Pre-Tax, Pre-Provision Operating Earnings
Net income	$29,626	$33,470	$41,506	$36,835	$29,456	$63,096	$61,243
Plus: Provision for income taxes	8,079	8,102	10,697	9,195	7,837	16,181	16,830
Plus: Provision (benefit) for credit losses and unfunded commitments	9,000	(7)	(4,389)	(448)	577	8,993	7
Plus: Severance payments	—	—	—	—	627	—	627
Plus: Loss on sale of AFS securities, net	—	—	—	188	—	—	—
Less: Thrive PPP loan forgiveness income	—	—	—	1,912	—		—
Plus: M&A expenses	295	700	826	—	—	995	—
Pre-tax, pre-provision operating earnings	$47,000	$42,265	$48,640	$43,858	$38,497	$89,265	$78,707

Average total assets	$10,711,663	$9,998,922	$9,788,671	$9,385,470	$9,321,279	$10,357,261	$9,132,347
Pre-tax, pre-provision operating return on average assets[1]	1.76%	1.71%	1.97%	1.85%	1.66%	1.74%	1.74%

Average total assets	$10,711,663	$9,998,922	$9,788,671	$9,385,470	$9,321,279	$10,357,261	$9,132,347
Return on average assets[1]	1.11%	1.36%	1.68%	1.56%	1.27%	1.23%	1.35%
Operating return on average assets[1]	1.12	1.38	1.72	1.48	1.29	1.24	1.37

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$29,855	$34,014	$42,410	$35,072	$29,952	$63,869	$62,165
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,438	4,876	4,885
Less: Tax benefit at the statutory rate	512	512	512	512	512	1,024	1,026
Operating earnings adjusted for amortization of core deposit intangibles	$31,781	$35,940	$44,336	$36,998	$31,878	$67,721	$66,024

Average Tangible Common Equity
Total average stockholders' equity	$1,447,377	$1,357,448	$1,301,676	$1,290,528	$1,254,371	$1,402,661	$1,239,415
Adjustments:
Less: Average goodwill	(404,452)	(404,014)	(393,220)	(370,840)	(370,840)	(404,234)	(370,840)
Less: Average core deposit intangibles	(44,720)	(47,158)	(49,596)	(52,043)	(54,471)	(45,932)	(55,685)
Average tangible common equity	$998,205	$906,276	$858,860	$867,645	$829,060	$952,495	$812,890
Operating return on average tangible common equity[1]	12.77%	16.08%	20.48%	16.92%	15.42%	14.34%	16.38%

Efficiency ratio	50.76%	52.84%	48.53%	47.55%	52.42%	51.76%	51.01%
Net interest income	$84,480	$73,040	$76,741	$71,276	$67,131	$157,520	$132,766
Noninterest income	10,378	15,097	16,150	15,627	12,456	25,475	26,628
Plus: Loss on sale of AFS securities, net	—	—	—	188	—	—	—
Less: Thrive PPP loan forgiveness income	—	—	—	1,912	—	—	—
Operating noninterest income	10,378	15,097	16,150	13,903	12,456	25,475	26,628
Noninterest expense	48,153	46,572	45,077	41,321	41,717	94,725	81,314
Less: Severance payments	—	—	—	—	627	—	627
Less: M&A expenses	295	700	826	—	—	995	—
Operating noninterest expense	$47,858	$45,872	$44,251	$41,321	$41,090	$93,730	$80,687
Operating efficiency ratio	50.45%	52.05%	47.64%	48.51%	51.63%	51.22%	50.62%
1 Annualized ratio for quarterly metrics.
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